                   FIRST AMENDMENT TO RESTATED LOAN AGREEMENT

       THIS FIRST AMENDMENT TO RESTATED LOAN AGREEMENT (hereinafter referred to as the "Agreement") executed the 31st day of October, 1996, by and among NATIONAL ENERGY GROUP, INC., a Delaware corporation ("Borrower"), NATIONAL ENERGY GROUP OF OKLAHOMA, INC. (formerly known as NEG-OK, Inc.), a Delaware corporation ("OK"), BOOMER MARKETING CORPORATION, an Oklahoma corporation ("Boomer") (OK and Boomer are hereinafter collectively referred to as "Guarantors") and BANK ONE, TEXAS, N.A., a national banking association ("Bank One") and CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais") and each of the financial institutions which may from time to time become a party hereto or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually as "Bank") and Bank One, as "Administrative Agent" and Credit Lyonnais as "Syndication Agent."

                              W I T N E S S E T H:

       WHEREAS, Borrower, Guarantors, Banks and Agent entered into a Restated Loan Agreement, dated as of August 29, 1996 (the "Loan Agreement") under the terms of which the Banks agreed to provide the Borrower with a reducing revolving line of credit facility in an amount of up to $100,000,000 and a term loan in an amount of up to $5,000,000; and

       WHEREAS, the Borrower, the Guarantors and the Banks have agreed to amend the Loan Agreement to make certain changes thereto.

       NOW, THEREFORE, the parties hereto agree to amend the Loan Agreement as follows:

       1. Section 1 of the Loan Agreement is hereby amended in the following respects:

              (a) The definitions of Cash Flow and Debt Service Coverage Ratio shall be deleted in their entirety.

              (b)    The following new definitions shall be added thereto:

                     "EBITDA" shall mean earnings for any period before
              provision for interest expense, income taxes, depreciation, depletion and amortization for such period, as determined in accordance with GAAP."

                     "Minimum Interest Coverage Ratio" shall mean the ratio of
              EBITDA to the sum of Total Interest Expense plus any preferred stock dividends paid in cash during the period being measured."

                     "Total Interest Expense" shall mean Borrower's total
              interest expense for any period, as determined in accordance with GAAP."

       2. Section 7(b) of the Loan Agreement is hereby amended by the addition of the following new sentence to the end thereof:

              "If the Borrower is ever required to purchase or redeem any of the notes issued by Borrower pursuant to that certain Indenture (the "Indenture") dated as of November 1, 1996 by and among Borrower, OK and Bank One, Columbus, N.A, as Trustee (the "Senior Unsecured Notes"), or if any portion of the Senior Unsecured Notes become due for any reason, the Borrowing Base shall automatically be reduced to $0; provided, however, that with respect to any redemption required pursuant to Sections 4.11 or 4.17 of the Indenture, the Borrowing Base shall only be reduced by an amount equal to the amount of Senior Unsecured Notes redeemed."

       3. Section 12(k) of the Loan Agreement is hereby amended by deleting Subsection (k) in its entirety and substituting the following in lieu thereof:

              "(k) Notice of Certain Events. The Borrower shall promptly notify the Administrative Agent if Borrower or either Guarantor learns of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement by Borrower or such Guarantor of the steps being taken to cure the Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower or either Guarantor, or any of the assets or properties of Borrower or either Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between Borrower or either Guarantor and any governmental or regulatory body or any other Person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; (iv) any event or circumstance which requires the prepayment, purchase or redemption of any of the Senior Unsecured Notes or (v) any other matter which in Borrower's reasonable opinion could have a Material Adverse Effect."

       4. Section 13 of the Loan Agreement is hereby amended in the following respects:

              (a) Subsection 13(a) is hereby amended by deleting (ii) in its entirety and inserting the following in lieu thereof:

                     "(ii) sell, lease, transfer or otherwise dispose of, in
              any fiscal year, any of its assets, except for (A) sales, leases, transfers or other disposition made in the ordinary course of the Borrower's and Guarantors' oil and gas businesses which do not exceed $250,000 in the aggregate in any fiscal year, (B) dividends or distributions from Guarantors to Borrower, and (C) sales, leases, transfers or other disposition of assets, other than non-cash assets constituting part of the collateral, of the Borrower to any Guarantor or of any Guarantor to the Borrower, and (D) payments and prepayments of indebtedness permitted in Subsections 13(f) and 13(h), it being intended that no provision hereof is intended to limit the ability of any Guarantor to transfer cash to the Borrower."

              (b) Subsections 13(c) and (d) are hereby deleted in their entirety and the following inserted in lieu thereof:

                     "(c)  Minimum Tangible Net Worth.  The Borrower's
              consolidated Tangible Net Worth shall not, as of the end of any fiscal quarter, ever be less than $55,000,000 plus an amount equal to 50% of Borrower's net income (but not loss) on a cumulative basis.

                     (d) Minimum Interest Coverage Ratio. The Borrower will not allow its consolidated Minimum Interest Coverage Ratio to be less than (i) 2.0 to 1.0 during the period beginning March 31, 1997 and rolling forward each quarter through and including March 31, 1998 and, (ii) thereafter 2.25 to 1.0 as of the end of each calendar quarter for the preceding four quarters."

              (c) Subsection 13(h) is hereby amended by adding the following to the end of clause (ii) prior to the period:

                     "and loans and advances by the Borrower to any Guarantor or by any Guarantor to the Borrower."

              (d) Subsection 13(f) is amended by adding the following at the end of clause (iii) prior to the semicolon:

                     "and indebtedness evidenced by the Senior Unsecured
                     Notes."

       5. Section 14 of the Loan Agreement is hereby amended by adding a new paragraph to the end thereof, as follows:

                     "Notwithstanding any other provision hereof, if any event specified in Sections 14(a) through (j) shall have occurred but at such time and at all times thereafter, until none of such events are continuing, there are no sums outstanding under the Loan Agreement, then the occurrence of any such event under Sections 14(a) through
                     (j) shall not constitute a Default or Event of Default, but for so long as any such event exists, the Revolving Commitment shall be reduced to $-0-."

       6. The Banks hereby consent to the issuance of the Senior Unsecured Notes described in the Indenture and waive any Event of Default that may occur as a result of the execution of the Indenture and related documents and incurrence of the $100,000,000 in Senior Unsecured Notes.

       7. As of the date of this Agreement, the Borrowing Base shall be $25,000,000 and the Monthly Commitment Reduction shall be $0. Both the Borrowing Base and the Monthly Commitment Reduction to remain in effect until redetermined effective April 1, 1997 pursuant to Section 7(b) of the Loan Agreement. Provided, however, that the Borrowing Base shall be subject to the following sublimits:

              (a)    Sublimit A:  $15,000,000 for general corporate purposes;
       and

              (b) Sublimit B: $10,000,000 for acquisition of producing oil and gas properties, subject to the Banks' approval.

       8. Except to the extent its provisions are specifically amended, modified or superseded by this Agreement, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Loan Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Loan Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Agreement, the Loan Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower and the Banks.

       9. The obligations of Banks under this Agreement shall be subject to the following conditions precedent:

              (a) Execution and Delivery. The Borrower and Guarantors shall have executed and delivered this Agreement, and other required documents, all in form and substance satisfactory to Banks;

              (b) Corporate Resolutions. Agent shall have received appropriate certified corporate resolutions of Borrower and Guarantors;

              (c) Senior Unsecured Notes. The transactions described in the Indenture shall have closed and been funded prior to December 1, 1996;

              (d) Interest Rate on Senior Unsecured Notes. The interest rate on the Senior Unsecured Note shall be less than eleven percent (11%);

              (e) Payoff of Existing Indebtedness. The Banks shall have received payment in full of all principal, interest and fees then due or outstanding under the Loan Agreement from the proceeds of the Senior Unsecured Notes;

              (f) Other Documents. Banks shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Bank One or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Banks; and

              (g) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for Banks retained at the expense of Borrower.

       10. Unless otherwise defined herein, all defined terms used herein shall have the same meaning ascribed to such terms in the Loan Agreement.

       11. Each of the Guarantors hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms their respective Guaranty Agreements, each dated as of August 29, 1996, and agrees that their respective obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties have caused this First Amendment to Restated Loan Agreement to be duly executed as of the date first above written.


                                      BORROWER:
                                      --------

                                      NATIONAL ENERGY GROUP, INC.
                                      a Delaware corporation



                                      By:  /s/ MILES D. BENDER
                                         ---------------------------------------
                                            Miles D. Bender
                                            President

                                      GUARANTORS:
                                      -----------

                                      NATIONAL ENERGY GROUP OF
                                       OKLAHOMA, INC.
                                      a Delaware corporation


                                      By:  /S/ MILES D. BENDER
                                         ---------------------------------------
                                            Miles D. Bender
                                            President

                                      BOOMER MARKETING CORPORATION
                                      an Oklahoma corporation


                                      By:  /s/ MILES D. BENDER
                                         ---------------------------------------
                                            Miles D. Bender

                                      BANKS:
                                      -----

                                      BANK ONE, TEXAS, N.A.


                                      By:  /s/ WM. MARK CRANMER
                                         ---------------------------------------
                                            Wm. Mark Cranmer
                                            Vice President

                                      CREDIT LYONNAIS NEW YORK BRANCH


                                      By:  /s/ PASCAL POUPELLE
                                         ---------------------------------------
                                            Pascal Poupelle
                                            Senior Vice President

                                      ADMINISTRATIVE AGENT:
                                      --------------------

                                      BANK ONE, TEXAS, N.A.


                                      By:  /s/ WM. MARK CRANMER
                                         ---------------------------------------
                                            Wm. Mark Cranmer
                                            Vice President


                                      SYNDICATION AGENT:
                                      -----------------


                                      By:  /s/ PASCAL POUPELLE
                                         ---------------------------------------
                                            Pascal Poupelle
                                            Senior Vice President





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